Exhibit 3.1.8

CERTIFICATE OF INCORPORATION

OF

CHANCELLOR MEDIA CORPORATION OF MICHIGAN

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

Chancellor Media Corporation of Michigan

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is one thousand (1000) shares of common stock with a par value of $.01 per share.

No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to time amended.

At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

FIFTH: The name and address of the Incorporator is as follows:

Jane C. Serena

LATHAM & WATKINS

1001 Pennsylvania Avenue, Suite 1300

Washington, D.C. 20004-2505

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duly as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of July, 1998.

/s/ Jane C. Serena
Jane C. Serena
Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CHANCELLOR MEDIA CORPORATION OF MICHIGAN

Under Section 242 of the Delaware General Corporation Law

The undersigned, being the Senior Vice President of Chancellor Media Corporation of Michigan, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Chancellor Media Corporation of Michigan.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 30, 1998.

3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article FIRST thereof, relating to the name of the Corporation, and accordingly Article FIRST of the Certificate of Incorporation shall be amended in its entirety to read as follows:

“FIRST: The name of the Corporation is AMFM Michigan, Inc. (the “Corporation”).”

4. The Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the foregoing amendment and directed that the amendment be submitted to the sole stockholder of the Corporation for its consideration and approval.

5. The sole stockholder of the Corporation approved the amendment in accordance with Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Senior Vice President of the Corporation, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 14th day of January, 2000.

CHANCELLOR MEDIA CORPORATION OF MICHIGAN

By:	/s/ Kathy Archer
Kathy Archer, Senior Vice President

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

OF AMFM MICHIGAN, INC.

TO AMFM MICHIGAN, LLC

AMFM Michigan, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.	The name of the Corporation is AMFM Michigan, Inc. The Corporation was originally incorporated under the name “Chancellor Media Corporation of Michigan” and changed its name to “AMFM Michigan, Inc.” on January 14, 2000.

2.	The date on which the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is July 30, 1998.

3.	The name of the limited liability company into which the Corporation is herein being converted is AMFM Michigan, LLC (the “Limited Liability Company”), as set forth in its Certificate of Formation.

4.	Subject to the provisions of paragraph 7 hereof, the conversion of the Corporation into the Limited Liability Company shall be effective upon the filing of this Certificate of Conversion from a Corporation to a Limited Liability Company (“Certificate of Conversion”) and a Certificate of Formation with the Secretary of State of the State of Delaware.

5.	The conversion has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware, and this Certificate of Conversion is filed pursuant thereto.

6.	The conversion has also been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Company Act and this Certificate of Conversion is additionally filed pursuant thereto. AMFM Broadcasting, the sole member of the Limited Liability Company, is joining in the execution hereof for such purpose.

7.	Pursuant to the provisions of Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Conversion shall become effective at 11:59 p.m., on December 31, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the 28th day of December, 2001.

AMFM MICHIGAN

By:	/s/ Richard W. Wolf
Richard W. Wolf, Vice President

The undersigned, the sole member of AMFM Michigan, LLC, has also executed this Certificate of Conversion for the purposes set forth in paragraph 6 above.

AMFM BROADCASTING, LLC, as the sole member of AMFM Michigan, LLC

By:	/s/ Richard W. Wolf
Richard W. Wolf, Vice President

2

CERTIFICATE OF FORMATION

OF

AMFM MICHIGAN, LLC

This Certificate of Formation of AMFM Michigan, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the limited liability company is AMFM Michigan, LLC.

2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Company at such address is The Corporation Trust Company.

This Certificate of Conversion shall become effective at 11:59 p.m., on December 31, 2001.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed this 28th day December, 2001.

/s/ Richard W. Wolf
Richard W. Wolf, Authorized Person

Certificate of Amendment to Certificate of Formation

of

AMFM MICHIGAN, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is AMFM MICHIGAN, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)